Consent and Amendment to the Agreement and Plan of Merger

This Consent and Amendment to the Agreement and Plan of Merger (this “Consent”), dated as of October 21, 2021, is by and among ArcBest Corporation, a Delaware corporation (“Buyer”), Simba Sub, LLC, an Illinois limited liability company and a direct or indirect wholly-owned Subsidiary of Buyer (“Merger Sub”), Molo Solutions, LLC, an Illinois limited liability company (the “Company”), and, solely in its capacity as the Sellers’ Representative for the limited purposes herein, Andrew Silver, an individual resident of the State of Illinois, and Matt Vogrich, an individual resident of the State of Illinois (collectively, the “Sellers’ Representative”).

WITNESSETH:

WHEREAS, on September 29, 2021, the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to Section 6.01 of the Merger Agreement, Buyer’s consent is required prior to the Company amending the Organizational Documents of the Company or issuing any securities in the Company between the date of the Merger Agreement and the Closing;

WHEREAS, the Company desires to amend its Amended and Restated Operating Agreement dated August 28, 2020 (the “Operating Agreement”) to create a new class of Class D-1 Units and issue such units (the “Issuance”) to certain individuals as set forth on the Schedule of Unitholders attached to the amendment attached as Exhibit A hereto (the “Amendment”);

WHEREAS, the Buyer desires to consent to this Amendment and Issuance (“Consent”);

WHEREAS, in connection with the Consent, the parties desire the amend and restate certain schedules to the Merger Agreement to reflect the Amendment and the Issuance;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Consent. Buyer hereby grants consents to the Amendment and the Issuance by the Company pursuant to Section 6.01 of the Merger Agreement.
2.Schedule 4.06(a). Schedule 4.06(a) to the Merger Agreement is hereby amended by adding the following:
a.	“3. First Amendment to the Amended and Restated Operating Agreement of MoLo Solutions, LLC dated as of October 25, 2021.”
3.Schedule 4.07. Schedule 4.07 to the Merger Agreement is hereby amended and restated as shown in Exhibit B attached hereto.
4.Effect of this Consent.  Except as specifically provided herein, nothing herein shall be deemed to constitute an amendment, modification, waiver or termination of any of the other

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terms set forth in the Merger Agreement, which shall remain in full force and effect, and constitute the valid, binding and enforceable obligations of the parties in accordance therewith.
5.Counterparts.  This Consent may be executed in multiple counterparts (including by means of facsimile, electronic signature (i.e., DocuSign) or portable document format (pdf) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COMPANY:

MOLO SOLUTIONS, LLC

/s/ Andrew Silver
By: Andrew Silver

Its: Chief Executive Officer

Solely for the express purposes set forth herein:

SELLERS’ REPRESENTATIVE:

/s/ Andrew Silver
Andrew Silver

/s/ Matthew Vogrich
Matt Vogrich

[Signature Page to Consent and Amendment to the Agreement and Plan of Merger]

BUYER:

ARCBEST CORPORATION

/s/ Danny Loe
By: Danny Loe

Its: Chief Yield Officer and President, Asset-Light Logistics

MERGER SUB:

SIMBA SUB, LLC

/s/ Danny Loe
By: Danny Loe

Its: Manager

[Signature Page to Consent and Amendment to the Agreement and Plan of Merger]

ACKNOWLEDGED AND AGREED:

EUCLID TRANSACTIONAL, LLC

/s/ Phil Casper
By: Phil Casper

Its: Principal

[Signature Page to Consent and Amendment to the Agreement and Plan of Merger]

Exhibit A

Amendment to Operating Agreement

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Exhibit B

Amended and Restated Schedule 4.07

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